Exhibit 31.1
Rule 13a-14(a)/15d-14(a) Certification

I, Yuejian (James) Wang, certify that:

1.  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A for the fiscal year ended September 30, 2010 of China Direct Industries, Inc. (the “registrant”);

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances made, not misleading with respect to the period covered by this report;

Date: January 28, 2011	/s/ Yuejian (James) Wang
Yuejian (James) Wang Chairman, President and Chief Executive Officer (Principal Executive Officer)